EXHIBIT 10.5

Acknowledgement of

Amendment of Solicitation / Modification of Contract

Date: June 26, 2012

From: Lisa Holmes, OEM Commodity Manager

To: Peter Rasche, General Counsel

Re: Supply and Distribution Agreement, by and between Synergetics USA, Inc (f/k/a Valley Forge Scientific Corp.) and Stryker Instruments Division of Stryker Corp., effective as of October 25, 2004, amended by Addendum No. 1 dated November 15, 2006, and Addendum  No. 2 dated August 1, 2007, and extended through June 30, 2012,by separate Acknowledgements dated January 9, 2012, and March 19, 2012.

Dear Peter,

We would like to extend the contract term of the existing Distribution Agreement (referenced above) through October 31, 2012.

If you are in agreement with this extenstion, please sign, date and return to your Stryker representative for final evaluation and your approval. Please provide your email address and a copy will be electronically sent to you for your records.

If you have any questions, please  let me know.

I herby acknowledge the receipt of and approve this amendment  with an effective date of the June 27, 2012.

STRYKER INSTRUMENTS		SYNERGETICS USA, INC.

By:	/s/ Chad A. McVey	By:	/s/ Pamela G. Boone

Printed Name:	Chad A. McVey	Printed Name:	Pamela G. Boone

Title:	Assoc. Director of Sourcing	Title:	EVP & CFO